Exhibit (a)(1)(C)

LETTER OF TRANSMITTAL

TO TENDER AMERICAN DEPOSITARY SHARES

OF

SEQUANS COMMUNICATIONS S.A.

AT U.S. $3.03 PER AMERICAN DEPOSITARY SHARE

PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 11, 2023

BY

RENESAS ELECTRONICS EUROPE GMBH

A DIRECT WHOLLY OWNED SUBSIDIARY

OF

RENESAS ELECTRONICS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., NEW YORK

CITY TIME, ON OCTOBER 6, 2023, UNLESS THE OFFER IS EXTENDED.

The Bank of New York Mellon (“ADS Depositary”) has been advised of an offer to purchase your ADSs (as defined below) for cash, dated September 11, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). Renesas Electronics Europe GmbH, incorporated as a limited liability company under the laws of Germany (Gesellschaft mit beschränkter Haftung—GmbH) (“Purchaser”) and a direct wholly owned subsidiary of Renesas Electronics Corporation, a Japanese corporation, is offering to purchase all of the outstanding ordinary shares, nominal value €0.01 per share (each, an “Ordinary Share,” and collectively, the “Ordinary Shares”), including American Depositary Shares representing Ordinary Shares (each of which represents four Ordinary Shares) (each, an “ADS,” and collectively, the “ADSs”), and Ordinary Shares issuable upon the exercise, conversion or exchange of any outstanding options, warrants, convertible securities, restricted share awards or rights to purchase, subscribe for, or be allocated Ordinary Shares, of Sequans Communications S.A., a société anonyme organized under the laws of France, for U.S. $0.7575 per Ordinary Share and U.S. $3.03 per ADS, in each case, payable net to the seller in cash, without interest, less any withholding taxes that may be applicable, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the accompanying Ordinary Share Acceptance Form (together with any amendments or supplements thereto, the “Ordinary Share Acceptance Form”) and this American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the “ADS Letter of Transmittal,” and together with the Offer to Purchase, the Ordinary Share Acceptance Form and other related materials, as each may be amended or supplemented from time to time, the “Offer”).

Return this completed and signed ADS Letter of Transmittal to the Tender Agent at one of the addresses below.

Delivery by overnight courier is recommended.

By Mail:	By Overnight Delivery:
The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: SQNB P.O. Box 43011 Providence, RI 02940-3011	The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: SQNB 150 Royall Street, Suite V Canton, MA 02021

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

DESCRIPTION OF ADSs TO BE TENDERED

Name(s) and address(es) of registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on ADRs)	ADR Serial Number(s)	ADSs to be tendered(1)

		Total Number of ADSs Evidenced by ADRs	Number of ADSs To Be Tendered

Total ADSs

(1)	Unless otherwise indicated, it will be assumed that all ADSs delivered to the Tender Agent are being tendered. See Instruction 4. You must complete Box 4 in accordance with the instructions set out therein and, if appropriate, Boxes 2 and 3.

(1)	Holder Signatures

This form must be signed by the registered holder(s) exactly as their name(s) appear on the ADR certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. See Instruction 1 on the reverse side of this page.

X
	Signature of ADS holder	Date	Daytime Telephone #
X
	Signature of ADS holder	Date	Daytime Telephone #

PLACE AN ☒ IN ONE TENDER BOX ONLY See Instruction numbers 2 and 3 on the reverse side of this form.
(2)		or	(3)
	☐ Tender All			☐ Partial Tender

				WHOLE ADSs

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Please complete Box 4 and/or Box 5 below only if you would like to transfer ownership and/or request special mailing.

(4) Special Transfer Instructions Please see Instruction number 4 below.		(5) Special Mailing Instructions Please see Instruction number 5 below.
If you want your ADR certificates and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.	Signature Guarantee Medallion	Fill in ONLY if you want your ADR certificates and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this ADS Letter of Transmittal.
(Title of Officer Signing this Guarantee)
Name (Please Print First, Middle & Last Name)	(Name of Guarantor—Please Print)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Address of Guarantor Firm)	Address (Number and Street)
(City, State & Zip Code)		(City, State & Zip Code)

☐	CHECK HERE IF ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Authorization and Registration

The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Tender Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoint the Company as lawful agent and attorney in-fact of the signer(s) to effect the tender (such power of attorney being deemed coupled with an interest). All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understand that tender will not be deemed to have been made in acceptable form until receipt by the Tender Agent of this ADS Letter of Transmittal, duly completed and manually signed, and all accompanying evidences of authority. The signer(s) agree that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Purchaser and that such determination will be final and binding. The signer(s) acknowledge that until Purchaser accepts the tendered ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agree that no interest will accrue on the cash payment.

Instructions for Completing this ADS Letter of Transmittal and Tendering your ADSs

1.	Signature(s). Sign, date and include your daytime telephone number in this ADS Letter of Transmittal in Box 1.

2.	Tender of All Shares. If you are tendering all your ADSs for cash, please check Box 2 only.

3.	Partial Tender. If you are tendering some of your ADSs for cash, please check Box 3 and indicate the number of ADSs you wish to tender and receive in cash.

4.

Special Transfer Instructions. If you want your ADR certificates and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be guaranteed by a Medallion Guarantee (as defined in the section “The Tender Offer—Procedures for Tendering into the Offer” of the Offer to Purchase).

5.

Special Delivery Instructions. Complete Box 5 only if your ADR certificates and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6.

Form W-9. Under U.S. Federal Income Tax law, a holder is required to provide the Tender Agent with such holder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are not a U.S. person, you must complete and submit Form W-8BEN or other appropriate Form W-8 (which may be obtained from the website of the U.S. Internal Revenue Service on http://www.irs.com) to the Tender Agent.

7.

Mutilated, Lost, Stolen or Destroyed Certificates. If any ADR certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call the ADS Depositary. The ADS holder will then be instructed by the ADS Depositary as to the steps that must be taken to replace the ADR certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

7.

Delivery of ADS Letter of Transmittal. This ADS Letter of Transmittal must be mailed or delivered by overnight courier to The Bank of New York Mellon (the “Tender Agent”). The method of delivery to the Tender Agent at one of the addresses listed below is at the option and risk of the tendering holders of such ADSs. Delivery by overnight courier, properly insured, is recommended. Delivery will be deemed effective only when received by the Tender Agent. For your convenience, a return envelope is enclosed.

By Mail:	By Overnight Delivery:
The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: SQNB P.O. Box 43011 Providence, RI 02940-3011	The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: SQNB 150 Royall Street, Suite V Canton, MA 02021

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Form W-9 Request for Taxpayer Give Form to the (Rev. October 2018) Identification Number and Certification requester. Do not Department of the Treasury send to the IRS. Internal Revenue Service Go to www.irs.gov/FormW9 for instructions and the latest information. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3. 3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the 4 Exemptions (codes apply only to following seven boxes. certain entities, not individuals; see page instructions on page 3): C Corporation S Corporation Partnership Trust/estate on Individual/sole proprietor or single-member LLC Exempt payee code (if any) type. Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check or LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is Exemption from FATCA reporting Instructions code (if any) another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that Print is disregarded from the owner should check the appropriate box for the tax classification of its owner. Other (see instructions) (Applies to accounts maintained outside the U.S.) Specific 5 Address (number, street, and apt. or suite no.) See instructions. Requester's name and address (optional) See 6 City, state, and ZIP code 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid Social security number backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other - -entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later. or Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Employer identification number Number To Give the Requester for guidelines on whose number to enter. - Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. Sign Signature of Here U.S. person Date General Instructions " Form 1099-DIV (dividends, including those from stocks or mutual funds) Section references are to the Internal Revenue Code unless otherwise " Form 1099-MISC (various types of income, prizes, awards, or gross noted. proceeds) Future developments. For the latest information about developments " Form 1099-B (stock or mutual fund sales and certain other related to Form W-9 and its instructions, such as legislation enacted transactions by brokers) after they were published, go to www.irs.gov/FormW9. Purpose of Form " Form 1099-S (proceeds from real estate transactions) " Form 1099-K (merchant card and third party network transactions) An individual or entity (Form W-9 requester) who is required to file an " Form 1098 (home mortgage interest), 1098-E (student loan interest), information return with the IRS must obtain your correct taxpayer 1098-T (tuition) identification number (TIN) which may be your social security number " Form 1099-C (canceled debt) (SSN), individual taxpayer identification number (ITIN), adoption " Form 1099-A (acquisition or abandonment of secured property) taxpayer identification number (ATIN), or employer identification number Use Form W-9 only if you are a U.S. person (including a resident (EIN), to report on an information return the amount paid to you, or other alien), to provide your correct TIN. amount reportable on an information return. Examples of information returns include, but are not limited to, the following. If you do not return Form W-9 to the requester with a TIN, you might " Form 1099-INT (interest earned or paid) be subject to backup withholding. See What is backup withholding, later. Cat. No. 10231X Form W-9 (Rev. 10-2018)

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Form W-9 (Rev. 10-2018) Page 2 By signing the filled-out form, you: Example. Article 20 of the U.S.-China income tax treaty allows an 1. Certify that the TIN you are giving is correct (or you are waiting for a exemption from tax for scholarship income received by a Chinese number to be issued), student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in 2. Certify that you are not subject to backup withholding, or the United States exceeds 5 calendar years. However, paragraph 2 of 3. Claim exemption from backup withholding if you are a U.S. exempt the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows payee. If applicable, you are also certifying that as a U.S. person, your the provisions of Article 20 to continue to apply even after the Chinese allocable share of any partnership income from a U.S. trade or business student becomes a resident alien of the United States. A Chinese is not subject to the withholding tax on foreign partners' share of student who qualifies for this exception (under paragraph 2 of the first effectively connected income, and protocol) and is relying on this exception to claim an exemption from tax 4. Certify that FATCA code(s) entered on this form (if any) indicating on his or her scholarship or fellowship income would attach to Form that you are exempt from the FATCA reporting, is correct. See What is W-9 a statement that includes the information described above to FATCA reporting, later, for further information. support that exemption. Note: If you are a U.S. person and a requester gives you a form other If you are a nonresident alien or a foreign entity, give the requester the than Form W-9 to request your TIN, you must use the requester's form if appropriate completed Form W-8 or Form 8233. it is substantially similar to this Form W-9. Backup Withholding Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such " An individual who is a U.S. citizen or U.S. resident alien; " A partnership, corporation, company, or association created or payments. This is called "backup withholding." Payments that may be organized in the United States or under the laws of the United States; subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, " An estate (other than a foreign estate); or nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat " A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or operators. Real estate transactions are not subject to backup business in the United States are generally required to pay a withholding withholding. You will not be subject to backup withholding on payments you tax under section 1446 on any foreign partners' share of effectively receive if you give the requester your correct TIN, make the proper connected taxable income from such business. Further, in certain cases certifications, and report all your taxable interest and dividends on your where a Form W-9 has not been received, the rules under section 1446 tax return. require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person Payments you receive will be subject to backup withholding if: that is a partner in a partnership conducting a trade or business in the 1. You do not furnish your TIN to the requester, United States, provide Form W-9 to the partnership to establish your 2. You do not certify your TIN when required (see the instructions for U.S. status and avoid section 1446 withholding on your share of Part II for details), partnership income. 3. The IRS tells the requester that you furnished an incorrect TIN, In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding 4. The IRS tells you that you are subject to backup withholding withholding on its allocable share of net income from the partnership because you did not report all your interest and dividends on your tax conducting a trade or business in the United States. return (for reportable interest and dividends only), or " In the case of a disregarded entity with a U.S. owner, the U.S. owner 5. You do not certify to the requester that you are not subject to of the disregarded entity and not the entity; backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). " In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and Certain payees and payments are exempt from backup withholding. not the trust; and See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. " In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Also see Special rules for partnerships, earlier. Foreign person. If you are a foreign person or the U.S. branch of a What is FATCA Reporting? foreign bank that has elected to be treated as a U.S. person, do not use The Foreign Account Tax Compliance Act (FATCA) requires a Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see participating foreign financial institution to report all United States Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign account holders that are specified United States persons. Certain Entities). payees are exempt from FATCA reporting. See Exemption from FATCA Nonresident alien who becomes a resident alien. Generally, only a reporting code, later, and the Instructions for the Requester of Form nonresident alien individual may use the terms of a tax treaty to reduce W-9 for more information. or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions Updating Your Information specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise You must provide updated information to any person to whom you become a U.S. resident alien for tax purposes. claimed to be an exempt payee if you are no longer an exempt payee If you are a U.S. resident alien who is relying on an exception and anticipate receiving reportable payments in the future from this contained in the saving clause of a tax treaty to claim an exemption person. For example, you may need to provide updated information if from U.S. tax on certain types of income, you must attach a statement you are a C corporation that elects to be an S corporation, or if you no to Form W-9 that specifies the following five items. longer are tax exempt. In addition, you must furnish a new Form W-9 if 1. The treaty country. Generally, this must be the same treaty under the name or TIN changes for the account; for example, if the grantor of a which you claimed exemption from tax as a nonresident alien. grantor trust dies. 2. The treaty article addressing the income. Penalties saving 3. The clause article and number its exceptions. (or location) in the tax treaty that contains the Failure to furnish TIN. If you fail to furnish your correct TIN to a 4. The type and amount of income that qualifies for the exemption requester, you are subject to a penalty of $50 for each such failure from tax. unless your failure is due to reasonable cause and not to willful neglect. the 5. treaty Sufficient article. facts to justify the exemption from tax under the terms of Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Form W-9 (Rev. 10-2018) Page 3 Criminal penalty for falsifying information. Willfully falsifying IF the entity/person on line 1 is THEN check the box for . . . certifications or affirmations may subject you to criminal penalties a(n) . . . including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of " Corporation Corporation federal law, the requester may be subject to civil and criminal penalties. " Individual Individual/sole proprietor or single" Sole proprietorship, or member LLC Specific Instructions " Single-member limited liability company (LLC) owned by an Line 1 individual and disregarded for U.S. You must enter one of the following on this line; do not leave this line federal tax purposes. blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account " LLC treated as a partnership for Limited liability company and enter maintained by a foreign financial institution (FFI)), list first, and then U.S. federal tax purposes, the appropriate tax classification. " LLC that has filed Form 8832 or (P= Partnership; C= C corporation; circle, the name of the person or entity whose number you entered in 2553 to be taxed as a corporation, or S= S corporation) Part I of Form W-9. If you are providing Form W-9 to an FFI to document or a joint account, each holder of the account that is a U.S. person must " LLC that is disregarded as an provide a Form W-9. entity separate from its owner but a. Individual. Generally, enter the name shown on your tax return. If the owner is another LLC that is you have changed your last name without informing the Social Security not disregarded for U.S. federal tax Administration (SSA) of the name change, enter your first name, the last purposes. name as shown on your social security card, and your new last name. " Partnership Partnership Note: ITIN applicant: Enter your individual name as it was entered on " Trust/estate Trust/estate your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your Line 4, Exemptions application. b. Sole proprietor or single-member LLC. Enter your individual If you are exempt from backup withholding and/or FATCA reporting, name as shown on your 1040/1040A/1040EZ on line 1. You may enter enter in the appropriate space on line 4 any code(s) that may apply to your business, trade, or "doing business as" (DBA) name on line 2. you. c. Partnership, LLC that is not a single-member LLC, C Exempt payee code. corporation, or S corporation. Enter the entity's name as shown on the " Generally, individuals (including sole proprietors) are not exempt from entity's tax return on line 1 and any business, trade, or DBA name on backup withholding. line 2. " Except as provided below, corporations are exempt from backup d. Other entities. Enter your name as shown on required U.S. federal withholding for certain payments, including interest and dividends. tax documents on line 1. This name should match the name shown on the " Corporations are not exempt from backup withholding for payments charter or other legal document creating the entity. You may enter any made in settlement of payment card or third party network transactions. business, trade, or DBA name on line 2. " Corporations are not exempt from backup withholding with respect to e. Disregarded entity. For U.S. federal tax purposes, an entity that is attorneys' fees or gross proceeds paid to attorneys, and corporations disregarded as an entity separate from its owner is treated as a that provide medical or health care services are not exempt with respect "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter to payments reportable on Form 1099-MISC. the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the The following codes identify payees that are exempt from backup name shown on the income tax return on which the income should be withholding. Enter the appropriate code in the space in line 4. reported. For example, if a foreign LLC that is treated as a disregarded 1-An organization exempt from tax under section 501(a), any IRA, or entity for U.S. federal tax purposes has a single owner that is a U.S. a custodial account under section 403(b)(7) if the account satisfies the person, the U.S. owner's name is required to be provided on line 1. If requirements of section 401(f)(2) the direct owner of the entity is also a disregarded entity, enter the first 2-The United States or any of its agencies or instrumentalities owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity 3-A state, the District of Columbia, a U.S. commonwealth or name." If the owner of the disregarded entity is a foreign person, the possession, or any of their political subdivisions or instrumentalities owner must complete an appropriate Form W-8 instead of a Form W-9. 4-A foreign government or any of its political subdivisions, agencies, This is the case even if the foreign person has a U.S. TIN. or instrumentalities Line 2 5-A corporation 6-A dealer in securities or commodities required to register in the If you have a business name, trade name, DBA name, or disregarded United States, the District of Columbia, or a U.S. commonwealth or entity name, you may enter it on line 2. possession Line 3 7-A futures commission merchant registered with the Commodity Check the appropriate box on line 3 for the U.S. federal tax Futures Trading Commission classification of the person whose name is entered on line 1. Check only 8-A real estate investment trust one box on line 3. 9-An entity registered at all times during the tax year under the Investment Company Act of 1940 10-A common trust fund operated by a bank under section 584(a) 11-A financial institution 12-A middleman known in the investment community as a nominee or custodian 13-A trust exempt from tax under section 664 or described in section 4947

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Form W-9 (Rev. 10-2018) Page 4 The following chart shows types of payments that may be exempt M-A tax exempt trust under a section 403(b) plan or section 457(g) from backup withholding. The chart applies to the exempt payees listed plan above, 1 through 13. Note: You may wish to consult with the financial institution requesting IF the payment is for .. . . THEN the payment is exempt this form to determine whether the FATCA code and/or exempt payee for . . . code should be completed. Interest and dividend payments All exempt payees except Line 5 for 7 Enter your address (number, street, and apartment or suite number). Broker transactions Exempt payees 1 through 4 and 6 This is where the requester of this Form W-9 will mail your information through 11 and all C corporations. returns. If this address differs from the one the requester already has on S corporations must not enter an file, write NEW at the top. If a new address is provided, there is still a exempt payee code because they chance the old address will be used until the payor changes your are exempt only for sales of address in their records. noncovered securities acquired Line 6 prior to 2012. Enter your city, state, and ZIP code. Barter exchange transactions and Exempt payees 1 through 4 patronage dividends Part I. Taxpayer Identification Number (TIN) Payments over $600 required to be Generally, exempt payees Enter your TIN in the appropriate box. If you are a resident alien and reported and direct sales over 1 through 52 you do not have and are not eligible to get an SSN, your TIN is your IRS $5,0001 individual taxpayer identification number (ITIN). Enter it in the social Payments made in settlement of Exempt payees 1 through 4 security number box. If you do not have an ITIN, see How to get a TIN payment card or third party network below. If you are a sole proprietor and you have an EIN, you may enter either transactions your SSN or EIN. 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has 2 However, the following payments made to a corporation and one). Do not enter the disregarded entity's EIN. If the LLC is classified as reportable on Form 1099-MISC are not exempt from backup a corporation or partnership, enter the entity's EIN. withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and Note: See What Name and Number To Give the Requester, later, for payments for services paid by a federal executive agency. further clarification of name and TIN combinations. Exemption from FATCA reporting code. The following codes identify How to get a TIN. If you do not have a TIN, apply for one immediately. payees that are exempt from reporting under FATCA. These codes To apply for an SSN, get Form SS-5, Application for a Social Security apply to persons submitting this form for accounts maintained outside Card, from your local SSA office or get this form online at of the United States by certain foreign financial institutions. Therefore, if www.SSA.gov. You may also get this form by calling 1-800-772-1213. you are only submitting this form for an account you hold in the United Use Form W-7, Application for IRS Individual Taxpayer Identification States, you may leave this field blank. Consult with the person Number, to apply for an ITIN, or Form SS-4, Application for Employer requesting this form if you are uncertain if the financial institution is Identification Number, to apply for an EIN. You can apply for an EIN subject to these requirements. A requester may indicate that a code is online by accessing the IRS website at www.irs.gov/Businesses and not required by providing you with a Form W-9 with "Not Applicable" (or clicking on Employer Identification Number (EIN) under Starting a any similar indication) written or printed on the line for a FATCA Business. Go to www.irs.gov/Forms to view, download, or print Form exemption code. W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 A-An organization exempt from tax under section 501(a) or any business days. individual retirement plan as defined in section 7701(a)(37) If you are asked to complete Form W-9 but do not have a TIN, apply B-The United States or any of its agencies or instrumentalities for a TIN and write "Applied For" in the space for the TIN, sign and date C-A state, the District of Columbia, a U.S. commonwealth or the form, and give it to the requester. For interest and dividend possession, or any of their political subdivisions or instrumentalities payments, and certain payments made with respect to readily tradable D-A corporation the stock of which is regularly traded on one or instruments, generally you will have 60 days to get a TIN and give it to more established securities markets, as described in Regulations the requester before you are subject to backup withholding on section 1.1472-1(c)(1)(i) payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until E-A corporation that is a member of the same expanded affiliated you provide your TIN to the requester. group as a corporation described in Regulations section 1.1472-1(c)(1)(i) Note: Entering "Applied For" means that you have already applied for a F-A dealer in securities, commodities, or derivative financial TIN or that you intend to apply for one soon. instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United Caution: A disregarded U.S. entity that has a foreign owner must use States or any state the appropriate Form W-8. G-A real estate investment trust Part II. Certification H-A regulated investment company as defined in section 851 or an To establish to the withholding agent that you are a U.S. person, or entity registered at all times during the tax year under the Investment resident alien, sign Form W-9. You may be requested to sign by the Company Act of 1940 withholding agent even if item 1, 4, or 5 below indicates otherwise. I-A common trust fund as defined in section 584(a) For a joint account, only the person whose TIN is shown in Part I J-A bank as defined in section 581 should sign (when required). In the case of a disregarded entity, the K-A broker person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. L-A trust exempt from tax under section 664 or described in section 4947(a)(1) Signature requirements. Complete the certification as indicated in items 1 through 5 below.

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Form W-9 (Rev. 10-2018) Page 5 1. Interest, dividend, and barter exchange accounts opened For this type of account: Give name and EIN of: before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the 14. Account with the Department of The public entity certification. Agriculture in the name of a public entity (such as a state or local 2. Interest, dividend, broker, and barter exchange accounts government, school district, or opened after 1983 and broker accounts considered inactive during prison) that receives agricultural 1983. You must sign the certification or backup withholding will apply. If program payments you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the 15. Grantor trust filing under the Form The trust certification before signing the form. 1041 Filing Method or the Optional 3. Real estate transactions. You must sign the certification. You may Form 1099 Filing Method 2 (see cross out item 2 of the certification. Regulations section 1.671-4(b)(2)(i)(B)) 4. Other payments. You must give your correct TIN, but you do not 1 List first and circle the name of the person whose number you furnish. have to sign the certification unless you have been notified that you If only one person on a joint account has an SSN, that person's number have previously given an incorrect TIN. "Other payments" include must be furnished. payments made in the course of the requester's trade or business for 2 Circle the minor's name and furnish the minor's SSN. rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to 3 You must show your individual name and you may also enter your a nonemployee for services, payments made in settlement of payment business or DBA name on the "Business name/disregarded entity" card and third party network transactions, payments to certain fishing name line. You may use either your SSN or EIN (if you have one), but the boat crew members and fishermen, and gross proceeds paid to IRS encourages you to use your SSN. attorneys (including payments to corporations). 4 List first and circle the name of the trust, estate, or pension trust. (Do 5. Mortgage interest paid by you, acquisition or abandonment of not furnish the TIN of the personal representative or trustee unless the secured property, cancellation of debt, qualified tuition program legal entity itself is not designated in the account title.) Also see Special payments (under section 529), ABLE accounts (under section 529A), rules for partnerships, earlier. IRA, Coverdell ESA, Archer MSA or HSA contributions or *Note: The grantor also must provide a Form W-9 to trustee of trust. distributions, and pension distributions. You must give your correct Note: If no name is circled when more than one name is listed, the TIN, but you do not have to sign the certification. number will be considered to be that of the first name listed. What Name and Number To Give the Requester Secure Your Tax Records From Identity Theft For this type of account: Give name and SSN of: Identity theft occurs when someone uses your personal information 1. Individual The individual such as your name, SSN, or other identifying information, without your 2. Two or more individuals (joint The actual owner of the account or, if permission, to commit fraud or other crimes. An identity thief may use account) other than an account combined funds, the first individual on your SSN to get a job or may file a tax return using your SSN to receive maintained by an FFI the account1 a refund. 3. Two or more U.S. persons Each holder of the account To reduce your risk: (joint account maintained by an FFI) " Protect your SSN, The minor2 " Ensure your employer is protecting your SSN, and 4. Custodial account of a minor (Uniform Gift to Minors Act) " Be careful when choosing a tax preparer. 5. a. The usual revocable savings trust The grantor-trustee1 If your tax records are affected by identity theft and you receive a (grantor is also trustee) notice from the IRS, respond right away to the name and phone number b. So-called trust account that is not The actual owner1 printed on the IRS notice or letter. a legal or valid trust under state law 6. Sole proprietorship or disregarded 3 If your tax records are not currently affected by identity theft but you The owner think you are at risk due to a lost or stolen purse or wallet, questionable entity owned by an individual credit card activity or credit report, contact the IRS Identity Theft Hotline 7. Grantor trust filing under Optional The grantor* at 1-800-908-4490 or submit Form 14039. Form 1099 Filing Method 1 (see For more information, see Pub. 5027, Identity Theft Information for Regulations section 1.671-4(b)(2)(i) Taxpayers. (A)) Victims of identity theft who are experiencing economic harm or a For this type of account: Give name and EIN of: systemic problem, or are seeking help in resolving tax problems that 8. Disregarded entity not owned by an The owner have not been resolved through normal channels, may be eligible for individual Taxpayer Advocate Service (TAS) assistance. You can reach TAS by 9. A valid trust, estate, or pension trust Legal entity4 calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. 10. Corporation or LLC electing The corporation Protect yourself from suspicious emails or phishing schemes. corporate status on Form 8832 or Phishing is the creation and use of email and websites designed to Form 2553 mimic legitimate business emails and websites. The most common act 11. Association, club, religious, The organization is sending an email to a user falsely claiming to be an established charitable, educational, or other tax- legitimate enterprise in an attempt to scam the user into surrendering exempt organization private information that will be used for identity theft. 12. Partnership or multi-member LLC The partnership 13. A broker or registered nominee The broker or nominee

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Form W-9 (Rev. 10-2018) Page 6 The IRS does not initiate contacts with taxpayers via emails. Also, the Privacy Act Notice IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access Section 6109 of the Internal Revenue Code requires you to provide your information for their credit card, bank, or other financial accounts. correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or If you receive an unsolicited email claiming to be from the IRS, certain other income paid to you; mortgage interest you paid; the forward this message to phishing@irs.gov. You may also report misuse acquisition or abandonment of secured property; the cancellation of of the IRS name, logo, or other IRS property to the Treasury Inspector debt; or contributions you made to an IRA, Archer MSA, or HSA. The General for Tax Administration (TIGTA) at 1-800-366-4484. You can person collecting this form uses the information on the form to file forward suspicious emails to the Federal Trade Commission at information returns with the IRS, reporting the above information. spam@uce.gov or report them at www.ftc.gov/complaint. You can Routine uses of this information include giving it to the Department of contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). Justice for civil and criminal litigation and to cities, states, the District of If you have been the victim of identity theft, see www.IdentityTheft.gov Columbia, and U.S. commonwealths and possessions for use in and Pub. 5027. administering their laws. The information also may be disclosed to other Visit www.irs.gov/IdentityTheft to learn more about identity theft and countries under a treaty, to federal and state agencies to enforce civil how to reduce your risk. and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

VOLUNTARY CORPORATE ACTIONS; COY: SQNB

Please Send Completed ADS Letter of Transmittal to the Tender Agent:

THE BANK OF NEW YORK MELLON

By Mail:	By Overnight Delivery:
The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: SQNB P.O. Box 43011 Providence, RI 02940-3011	The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: SQNB 150 Royall Street, Suite V Canton, MA 02021

For Assistance Please Contact the Information Agent for the Offer:

1407 Broadway

New York, New York 10018

Holders may call toll-free:

(800) 322-2885 (from the U.S. and Canada)

From outside the U.S. and Canada:

+1(212) 929-5500

Email (for material requests only):

tenderoffer@mackenziepartners.com

VOLUNTARY CORPORATE ACTIONS; COY: SQNB